Exhibit 99.1

316 California Avenue, Suite 543 Reno, NV 89509 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON CLOSES $1,000,000 FINANCING

Reno, Nevada. October 19, 2021, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce it has closed $1,000,000 in convertible promissory notes financing, previously disclosed and detailed in the Company’s Form 8K filing on September 13, 2021.

The convertible promissory notes were issued to accredited investors (the “Holders”) and are due twelve (12) months after their issuances (the “Maturity Dates”). The Notes will accrue interest at a rate of 15% per annum. At the option of the Holder, the Borrower may either (i) pay the interest quarterly in arrears, or (ii) allow the interest to accrue until the Maturity Date. In addition, at the Borrower’s sole discretion, the Borrower may either (i) repay the principal amount of the Notes on the Maturity Date, or (ii) commencing 1 month from the issue date, the Borrower may repay 1/12 of the outstanding principal amount of the Notes in any given month until the Maturity Date. One hundred eighty (180) days following the date of funding and thereafter, the Notes shall be convertible into common stock of the Company (the “Common Stock”). The Notes shall be convertible at the option of the Holder(s) into Shares of common stock of the Company (the “Shares”) at a conversion price equal to the lesser of (i) $0.375 per Share, or (ii) a 25% discount to the price per Share in a Qualified Public Offering. The term “Qualified Public Offering” shall mean a debt or equity offering that occurs subsequent to the sale of the Notes in an aggregate amount of $5,000,000 that results in gross offering proceeds to the Company of at least Five Million Dollars ($5,000,000). The Holder(s) will be limited to converting to a number of Shares of Common Stock that shall not exceed 4.99% of the issued and outstanding shares of the Company at time of conversion at any one time.

Proceeds from the financing will be used for work on the Company’s mineral properties, future acquisitions, and general working capital.

The offer and sale of the securities by the Company in the above transaction has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and has not been registered or qualified under any state securities laws, and therefore may not be offered or sold absent registration under the Securities Act or an applicable exemption from such registration requirements, and registration or qualification and under applicable state securities or “Blue Sky” laws or an applicable exemption from such registration or qualification requirements.

ON BEHALF OF THE BOARD

“Jeffrey A. Cocks”

Jeffrey A. Cocks

President & CEO

FOR FURTHER INFORMATION PLEASE CONTACT: Nevada Canyon Gold Corp.

(TEL)- (888) 909-5548, (FAX)-(888) 909-1033

Email: info@nevadacanyongold.com

Website: www. nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Nevada Canyon Gold Corp. is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, nor an investment company pursuant to the Investment Company Act of 1940. Nevada Canyon Gold Corp. is not an investment adviser pursuant to the Investment Advisers Act of 1940. Nevada Canyon Gold Corp. is not registered with FINRA or SIPC. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2020, Quarterly and Current Reports.

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